EXHIBIT 5

                        KRAMER, LEVIN, NAFTALIS, NESSEN,
                                KAMIN & FRANKEL
                               919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100
                                      FAX
                                 (212) 715-8000

                                     ______

                             WRITER'S DIRECT NUMBER

                                 (212) 715-9100


                                            December 30, 1994




MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Dear Sirs:

               We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale by the Company from time to time of up to an aggregate of $1,000,000,000 principal amount of debt securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture between the Company and Citibank, N.A., as trustee, relating to senior Debt Securities issuable thereunder, an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder which are not convertible into shares of the common stock of the Company, and an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder (the "Convertible Debt Securities") which are convertible into shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (collectively, the "Indentures").

               We have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to

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MCI Communications Corporation
December 30, 1994
Page 2




the originals of all copies submitted to us as conformed copies or photocopies. As to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company and others. Based on the foregoing, it is our opinion that:

               1. When a Debt Security, in the form of one of the forms of Debt Securities included as, or incorporated by reference as, an exhibit to the Registration Statement, has had its pricing terms completed and has been duly executed and authenticated, in each case in accordance with the appropriate Indenture and the resolutions of the Board of Directors of the Company authorizing the same, and when such Debt Security has been delivered against payment therefor, such Debt Security will be legally issued and will constitute a binding obligation of the Company.

               2. The shares of Common Stock issuable upon conversion of any Convertible Debt Securities, when issued in accordance with the terms of the appropriate Indenture and in accordance with the resolutions of the Board of Directors of the Company authorizing the issuance of such Convertible Debt Securities and Common Stock, will be validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and are not members of the bar of any other state. We are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

               In rendering the foregoing opinion, we have not expressed, explicitly or implicitly, any opinion as to proceedings before the Federal Communications Commission or matters arising under the Communications Act of 1934 or any similar state or local statute regulating communications.

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MCI Communications Corporation
December 30, 1994
Page 3




               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                              Very truly yours,

                              Kramer, Levin, Naftalis, Nessen,
                                Kamin & Frankel